Exhibit 10.2

EXECUTION VERSION

CONFIDENTIAL

SECURITY AGREEMENT

Dated December 23, 2019

From

The Grantors referred to herein

as Grantors

to

Wilmington Trust, National Association

as Collateral Agent

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Section 25.	Release; Termination	23

Section 26.	Execution in Counterparts	23

Section 27.	Conflicts	23

Section 28.	Governing Law	23

Section 29.	Jurisdiction; Waiver of Jury Trial	24

Section 30.	Reinstatement	24

Section 31.	Concerning the Collateral Agent	24

Schedules

Schedule I	–	Investment Property
Schedule II	–	Receivables
Schedule III	–	Legal Name, Trade Names, Location, Chief Executive Office, Books and Records, Type of Organization, Jurisdiction of Organization, Organizational Identification Number and Federal Employer Identification Number
Schedule IV	–	Filing Offices
Schedule V	–	Registered Patents and Patent Applications
Schedule VI	–	Registered Copyrights and Copyright Applications
Schedule VII	–	Registered Trademarks and Trademark Applications
Schedule VIII	–	Unregistered Intellectual Property
Schedule IX	–	IP Licenses
Schedule X	–	Equipment and Inventory Locations
Schedule XI	–	Commercial Tort Claims and Letters of Credit
Schedule XII	–	Post-Closing Matters

Exhibits
Exhibit A	–	Form of Intellectual Property Security Agreement
Exhibit B	–	Form of Security Agreement Supplement
Exhibit C	–	Form of Pledge Amendment

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SECURITY AGREEMENT

SECURITY AGREEMENT dated December 23, 2019 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), made by Acorda Therapeutics, Inc., a Delaware corporation (“Company”), Civitas Therapeutics, Inc. (“Civitas”) or any Additional Guarantor which executes and delivers a Security Agreement Supplement in substantially the form attached hereto as Exhibit B (the Company, Civitas and each such Additional Guarantor being, collectively, the “Grantors”), to Wilmington Trust, National Association, as collateral agent (in such capacity, together with any duly appointed successors and assigns, the “Collateral Agent”) for the benefit of the Holders.

PRELIMINARY STATEMENTS

(1) Company has agreed to issue to the Holders a certain series of secured convertible notes in an aggregate original principal amount of $207,001,000 (as amended, supplemented or otherwise modified from time to time, the “Notes”) under that certain Indenture, dated as of December 23, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the “Indenture”), by and among the Company, the other Grantors and Wilmington Trust, National Association, as trustee and Collateral Agent, pursuant to those certain Exchange Agreements dated on or around December 20, 2019, in each case by and among the Company and the respective investors party thereto (as it may be amended, supplemented or otherwise modified from time to time, the “Exchange Agreement”);

(2) Company is a member of an affiliated group of companies that includes each other Grantor;

(3) It is a condition precedent to issuance of the Notes under the Indenture that the Grantors shall have granted the security interests contemplated by this Agreement;

(4) Each Grantor will derive substantial direct or indirect benefit from the transactions contemplated by this Agreement, the Indenture and the other Transaction Documents;

(5) Certain capitalized terms used but not defined herein shall have the meanings assigned in the Indenture or Attachment I to this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Further, unless otherwise defined in this Agreement or in the Indenture, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement (whether or not capitalized) as such terms are defined in such Article 8 or 9. “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority;

NOW, THEREFORE, in consideration of the premises and in order to induce the Holders to exchange their existing notes for the Notes from the Company under the Exchange Agreement, each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

(a) all equipment in all of its forms, including all machinery, tools and furniture (excepting all fixtures), and all parts thereof and all accessions thereto, including computer programs and supporting information that constitute equipment within the meaning of the UCC (any and all such property being the “Equipment”);

(b) all inventory in all of its forms, including (i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, including computer programs and supporting information that constitute inventory within the meaning of the UCC (any and all such property being the “Inventory”);

(c) (i) all accounts, instruments (including promissory notes), deposit accounts, chattel paper, general intangibles (including payment intangibles, but excluding any Intellectual Property) and other obligations of any kind owing to the Grantors, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (any and all such instruments, deposit accounts, chattel paper, general intangibles and other obligations to the extent not referred to in clause (d) or (f) below, being the “Receivables”), and all supporting obligations, security agreements, Liens, leases, letter of credit rights and other contracts owing to the Grantors or supporting the obligations owing to the Grantors under the Receivables (collectively, the “Related Contracts”), and (ii) all commercial tort claims now or hereafter described on Schedule XI in accordance with Section 5(i);

(d) the following (the “Security Collateral”):

(i) all indebtedness from time to time owed to the Grantor and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (“Pledged Debt”);

(ii) all security entitlements carried in, or from time to time credited to, as applicable, a securities account, all financial assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or financial assets and all warrants, rights or options issued thereon with respect thereto;

(iii) all certificated securities and any other Capital Stock of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Capital Stock listed on Schedule I (collectively, “Pledged Certificated Stock”);

(iv) any Capital Stock of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule I, to the extent such interests are not certificated (collectively, “Pledged Uncertificated Stock” and together with Pledged Certificated Stock, the “Pledged Stock”); and

(v) all other investment property, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all warrants, rights or options issued thereon or with respect thereto (“Investment Property”);

(e) the following (collectively, the “Account Collateral”):

(i) all deposit accounts maintained by any bank by or for the benefit of such Grantor, all funds and financial assets from time to time credited thereto (including all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts (the “Deposit Accounts”);

(ii) Restricted Cash Account and all funds and financial assets from time to time credited thereto (including all cash equivalents), and all certificates and instruments, if any, from time to time representing or evidencing such Restricted Cash Account;

(iii) all promissory notes, certificates of deposit, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then existing Account Collateral; and

(iv) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

(f) all documents, all money and all letter-of-credit rights;

(g) the Pledged Intellectual Property, including the registered patents and patent applications listed on Schedule V hereto, the registered copyrights and copyright applications listed on Schedule VI hereto, the registered trademarks and trademark applications listed on Schedule VII, the unregistered Intellectual Property listed on Schedule VIII hereto and the IP Licenses, including as listed on Schedule IX hereto;

(h) all books and records and documents (including databases, customer lists, credit files, computer files, printouts, other computer output materials and records and other records) of the Grantors pertaining to any of the Grantors’ Collateral;

(i) all other goods and property not otherwise described above (except for any property specifically excluded from any clause in this section, and any property specifically excluded from any defined term used in any clause of this section);

(j) all proceeds of and payments under business interruption insurance;

(k) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (g) of this Section 1); and

(l) to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and (B) cash and cash equivalents.

Notwithstanding any of the other provisions set forth in this Section 1 or in any Transaction Document, no Excluded Property shall constitute Collateral under this Agreement. For purposes of this Agreement and the other Transaction Documents, “Excluded Property” shall mean (1) any property to the extent that such grant of a security interest (x) is prohibited by any applicable Requirement of Law, (y) requires a consent not obtained of any Governmental Authority pursuant to such applicable Requirement of Law or (z) is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under the anti-assignment provisions of the UCC or other applicable law; provided that no property shall be excluded by this subclause (z) to the extent such exclusion arises from a contract, agreement or document or any provision thereof that was entered into in contemplation hereof or for the purpose of circumventing the requirements of the Transaction Documents (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing to the extent such proceeds and Receivables do not themselves constitute Excluded Property), (2) any lease, license or other agreement or any property that is subject to a purchase money Lien or capital lease or similar arrangement (in each case permitted by the Indenture and for so long as subject to such purchase money Lien, capital lease or similar arrangement), in each case to the extent that a grant of a Lien therein would violate or invalidate such lease, license or agreement or such purchase money, capital lease or similar arrangement or create a right of termination in favor of any party thereto (other than the Company or a Grantor), except to the extent that such lease, license or other agreement or other document providing for such violation or invalidation or termination right is ineffective under the anti-assignment provisions of the UCC or other applicable law (it being understood that Excluded Property shall not include proceeds and Receivables in respect of the foregoing), (3) any intent-to-use trademark application filed in the United States to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity and enforceability of such intent-to-use trademark application or the trademark that is the subject thereof under applicable law, (4) [reserved], (5) any Capital Stock of any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary, (6) all leasehold interests in real property, (7) any Excluded Account, (8) the Excluded Chelsea Equipment, (9) any property or assets (including Intellectual Property) generated by or in connection with research, development, testing, production, manufacture, distribution or other projects funded by grants from the Bill & Melinda Gates Foundation or other governmental or charitable organization, and (10) any Intellectual Property (other than the Pledged Intellectual Property, the Secured Products, the ARCUS Technology, the unregistered Intellectual Property listed on Schedule VIII hereto and the IP Licenses, including those listed on Part I of Schedule IX hereto) that is not related to, or used in connection with, the Pledged Intellectual Property, the Secured Products, the ARCUS Technology and the unregistered Intellectual Property listed on Schedule VIII hereto and the IP Licenses, including those listed on Part I of Schedule IX hereto; provided, that, notwithstanding the foregoing or anything else in the Transaction Documents to the contrary, Excluded Property shall not include the Pledged Intellectual Property, the Secured Products, the ARCUS Technology and the unregistered Intellectual Property listed on Schedule VIII hereto and the IP Licenses, including those listed on Part I of Schedule IX hereto, other than to the extent such property is excluded pursuant to clause (1) and (3) of the definition of Excluded Property.

Notwithstanding anything herein or in any other Transaction Document, the Grantors shall not be required to perfect the Collateral Agent’s security interest in (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (ii) Letter-of-Credit Rights, (iii) Deposit Accounts or securities accounts maintained with any securities intermediary, other than the Restricted Cash Account as set forth herein and in the Indenture, (iv) any Collateral located outside of the United States to the extent that perfection would require actions to be taken under any foreign law, (v) the Capital Stock of MS Research & Development Corporation solely to the extent such Person does not own any material assets or property, and (vi) other than with respect to the Material Collateral, any property as to which the cost of obtaining a security interest or perfection thereof would be excessive in relation to the value of the security to be afforded to the Holders thereby.

Section 2. Security for Note Obligations. This Agreement secures, in the case of each Grantor, the payment of all Note Obligations of such Grantor or Subsidiary of the Company owing to the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Note Obligations and would be owed by such Grantor or Subsidiary of the Company, as applicable, to any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any of the Company, the Grantors and other Subsidiaries of the Company.

Section 3. Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to perform all of its duties and obligations thereunder to the extent set forth therein to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Transaction Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Delivery and Control of Certain Instruments, Deposit Accounts and Security Collateral. (a) All certificates or instruments, if any, representing or evidencing Pledged Debt or Security Collateral in an amount in excess of $2,000,000 shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, except to the extent that such transfer or assignment is prohibited by applicable law.

(b) Notwithstanding anything in this Agreement or any other Transaction Document, no Grantor will be required to enter into a control agreement with the Collateral Agent in respect of any Deposit Account or Securities Account held by a securities intermediary.

Section 5. Representations and Warranties. Each Grantor represents and warrants as follows:

(a) Such Grantor’s exact legal name, chief executive office, organizational identification number, type of organization, jurisdiction of organization and Federal Employer Identification Number as of the date hereof is set forth in Schedule III hereto. Within the five years preceding the date hereof, such Grantor has not changed its legal name, chief executive office, type of organization, jurisdiction of organization or Federal Employer Identification Number from those set forth in Schedule III hereto except as set forth in Schedule III hereto. Each of the trade names owned and used by any Grantor in the operation of its business (e.g. billing, advertising, etc.) are set forth in Schedule III hereto.

(b) Since the date twelve months prior to the date hereof, no Grantor has entered into any mergers or acquisitions.

(c) The books and records of the Grantors pertaining to accounts, contract rights, inventory, and other assets are located at the addresses indicated on Schedule III hereto.

(d) Such Grantor is the legal and beneficial owner of the Collateral and has rights in, the power to transfer, or a valid right to use, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or Liens permitted under the Indenture, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral granted hereunder pursuant to the terms hereof. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may exist on the date of this Agreement, have been filed in favor of the Collateral Agent relating to the Transaction Documents or are otherwise permitted under the Notes.

(e) This Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral granted by such Grantor under this Agreement, securing the payment of the Note Obligations. Upon the filing of (i) financing statements naming such Grantor as debtor and the Collateral Agent as secured party and providing a description of the Collateral with respect to which such Grantor has purported to grant a security interest hereunder in the appropriate offices against such Grantor in the locations listed on Schedule IV, (ii) in the case of the Pledged Intellectual Property that constitutes Collateral, the filing of financing statements under the UCC in the locations listed on Schedule IV and the recording of an Intellectual Property Security Agreement substantially in the form attached hereto as Exhibit A with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and (iii) in the case of all Pledged Certificated Stock, Pledged Debt and Investment Property, the delivery thereof to the Collateral Agent of such Pledged Certificated Stock, Pledged Debt and Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Collateral Agent or in blank, then the Collateral Agent will have a fully perfected and first priority security interest, subject only to Liens permitted under the Indenture, in that Collateral of the Grantor in which a security interest may be perfected by the actions set forth above in this clause (e), as applicable.

(f) All of such Grantor’s locations where Equipment and Inventory having a value in excess of $3,000,000 is located as of the date hereof are specified in Schedule X hereto (other than Collateral in transit in the ordinary course of business, temporarily in use or on display at any trade show, conference or similar event in the ordinary course of business, de minimis Equipment and Inventory maintained with customers (or otherwise on the premises of customers) and consignees on a temporary basis in the ordinary course of business or in the possession of employees in the ordinary course of business). Such Grantor has exclusive possession and control of its Inventory, other than Inventory stored at any leased premises or third party warehouse set forth on Schedule X hereto.

(g) None of the Receivables is evidenced by a promissory note or other instrument in excess of $3,000,000 that has not been delivered to the Collateral Agent. All such Receivables evidenced by a promissory note or other instrument in excess of $3,000,000 are listed on Schedule II hereto.

(h) Any (i) Security Collateral evidenced by a certificate or instrument with a fair market value in excess of $2,000,000 and (ii) Pledged Debt evidenced by a promissory note with a value in excess of $2,000,000, have been delivered to the Collateral Agent. All Security Collateral evidenced by a certificate or instrument with a fair market value in excess of $2,000,000 and all Pledged Debt evidenced by a promissory note with a value in excess of $2,000,000 are listed on Schedule I hereto. The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule I and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule I, (ii) has been duly authorized, validly issued and is fully paid and non-assessable (other than Pledged Stock in limited liability companies and partnerships), (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms and (iv) in the form of Pledged Certificated Stock has been delivered to the Collateral Agent properly endorsed for transfer to Collateral Agent or in blank.

(i) Such Grantor is not a beneficiary or assignee under any letter of credit with a stated amount in excess of $2,000,000 and issued by a United States financial institution as of the date hereof, other than the letters of credit described in Schedule XI hereto. Such Grantor has no commercial tort claims that have been filed with any court in excess of $2,000,000, other than the commercial tort claims listed on Schedule XI.

(j) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder to the extent the Company is required under this Agreement to perfect the security interest in any Collateral, and (iii) the exercise by the Collateral Agent of any rights or remedies in respect of any Collateral pursuant to this Agreement, in each case except for (x) the filings contemplated by Section 5(e) and (y) as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

(k) Schedule VI sets forth a true and complete list of the owned registered copyrights and copyright applications relating to the Pledged Intellectual Property, Schedule VII sets forth a true and complete list of the owned registered trademarks and trademark applications related to the Pledged Intellectual Property, and Schedule V sets forth a true and complete list of the owned registered patents and patent applications relating to the Pledged Intellectual Property, and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, and (4) as applicable, the registration or application number and registration or application date.

(l) The consummation of the transactions contemplated by any Transaction Document shall not result in any material breach or default of any IP License or limit or impair in any material respect the ownership, use (other than restrictions on use permitted under the Indenture and any other Transaction Document), validity or enforceability of, or any rights of such Grantor in, any Pledged Intellectual Property.

Section 6. Further Assurances. (a) Each Grantor agrees that from time to time, in accordance with the terms of this Agreement, at the expense of such Grantor and at the reasonable request of the Collateral Agent, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will: (i) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (ii) deliver to the Collateral Agent evidence that all other reasonably necessary or desirable actions, or actions that the Collateral Agent may reasonably request, in each case in accordance with the terms of this Agreement in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken.

(b) Notwithstanding the grants of authority to the Collateral Agent herein, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto in the applicable UCC filing office, and such financing statements, continuation statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof. Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the Collateral Agent shall not have any responsibility for the preparing, recording, filing, rerecording, or refiling of any financing statements (amendments or continuations) or other instruments in any public office.

(c) Each Grantor will furnish to the Collateral Agent on an annual basis not more than 30 days following the end of the Company’s fiscal year, supplements to Schedules I - IV, VIII and X - XI hereto which identify and describe, as of end of the Company’s most recently ended fiscal year, any new Collateral acquired by such Grantor since the supplements most recently delivered pursuant to this Section 6(c) (unless such new Collateral is disposed by the Grantor in accordance with the terms of the Indenture), and such other information in connection with such new Collateral listed on such supplements as the Collateral Agent or any Holder may reasonably request, all in reasonable detail.

Section 7. As to Equipment and Inventory. (a) Each Grantor will keep its Equipment having a value in excess of $3,000,000 and Inventory having a value in excess of $3,000,000 (other than Inventory sold in the ordinary course of business) at the locations therefor specified in Schedule X, or, upon 30 days’ prior written notice to the Collateral Agent (or such lesser time as may be agreed by the Collateral Agent), at such other places designated by such Grantor in such notice. Schedule X sets forth whether each such location is owned, leased or operated by third parties, and, if leased or operated by third parties, their names and addresses.

(b) Each Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, its Equipment and Inventory, except to the extent payment thereof (i) would not reasonably be expected to have a Material Adverse Effect or (ii) is being contested in good faith by appropriate proceedings and as to which appropriate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made. In producing its Inventory, each Grantor will comply with all requirements of applicable law, except where the failure to so comply will not have a Material Adverse Effect.

Section 8. Pledged Intellectual Property.

(a) As of the Closing Date, each Grantor shall execute and deliver to Collateral Agent the short-form intellectual property security agreements in the form set forth on Exhibit A and suitable for filing in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, which shall include all of the Pledged Intellectual Property in existence on the Closing Date to the extent such Pledged Intellectual Property does not constitute Excluded Property. The applicable Grantor shall promptly file such short-form intellectual property security agreements in the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Within 30 days after each December 31 and June 30 following the Closing Date, each Grantor shall notify the Collateral Agent of any additional Pledged Intellectual Property owned by any Grantor during the most recently ended six-month period ended December 31 or June 30 and continuing in such Grantor’s possession as of the date of such notification and with respect to such additional registered Pledged Intellectual Property that would represent a change to Schedules V – VII, shall also provide the Collateral Agent with the Intellectual Property Security Agreement in respect of such additional Pledged Intellectual Property, to the extent such additional Pledged Intellectual Property does not constitute Excluded Property, substantially in the form attached hereto as Exhibit A, which such Grantor shall promptly file in the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

(b) Such Grantor shall (and shall cause all its licensees to) (1) continue to use each trademark included in the Pledged Intellectual Property in order to maintain such trademark in full force and effect with respect to each class of goods for which such trademark is currently used, free from any claim of abandonment for non-use other than in the ordinary course of business, (2) maintain at least the same standards of quality of products and services offered under such trademark as are currently maintained, (3) use such trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of law, (4) not adopt or use any other trademark that is confusingly similar or a colorable imitation of such trademark unless the Collateral Agent shall obtain a perfected security interest in such other trademark pursuant to this Agreement, in each case with respect to trademarks that are material, individually or in the aggregate, to the business of such Grantor.

(c) Such Grantor shall take all actions that are necessary or reasonably requested by Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Pledged Intellectual Property except in respect of Pledged Intellectual Property that is not, individually or in the aggregate, material to the business of such Grantor.

(d) In the event that any Pledged Intellectual Property owned or exclusively licensed by such Grantor and that is, individually or in the aggregate, material to the business of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action that it determines in good faith are reasonably appropriate under the circumstances in response thereto.

(e) Notwithstanding anything else in the Transaction Documents to the contrary, the Grantors shall not be required to complete the information in Schedule IX hereto on the Closing Date so long as the Grantors deliver to the Collateral Agent, no later than January 24, 2020, a Security Agreement Supplement in the form of Exhibit B hereto, containing (i) under Part I thereto, a complete list of the material IP Licenses granted to any Grantor, (ii) under Part II thereto, a description of the categories of IP Licenses (that are not material IP Licenses listed under Part I thereto) granted to any Grantor, and (iii) a complete list of material IP Licenses granted by the Grantor in respect of Pledged Intellectual Property listed on Schedules V - VII and a description of the categories of IP Licenses (that are not material IP Licenses) granted by any Grantor, which Security Agreement Supplement shall be deemed to update Schedules V, VI, VII and IX.

Section 9. Delivery of Security Collateral. Such Grantor shall deliver to Collateral Agent, in suitable form for transfer, (A) all Pledged Certificated Stock, (B) all Pledged Debt evidenced by a promissory note with a value in excess of $2,000,000 and (C) all certificates and instruments evidencing Investment Property.

Section 10. Post-Closing Matters. Each Grantor shall satisfy the requirements set forth on Schedule XII on or before the respective date specified for each such requirement.

Section 11. Insurance. Each Grantor will, at its own expense, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or each Grantor operates. Each such policy of insurance shall (i) in the case of each liability policy, name Collateral Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy contain a loss payable clause or endorsement that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to Collateral Agent of any modification or cancellation of such policy. A true and complete listing of such insurance, including issuers, coverages and deductibles, shall be provided to Collateral Agent at least once during each calendar year and, in any event, promptly following Collateral Agent’s or any Holder’s request.

Section 12. Post-Closing Changes; Collections on Receivables. (a) If any Grantor changes its name, type of organization, chief executive office, organizational identification number, Federal employer identification number or jurisdiction of organization from those set forth in Schedule III, it will give prior written notice to the Collateral Agent 15 days prior to such change and will promptly thereafter take all action reasonably necessary to maintain the perfection of the Collateral Agent’s security interest hereunder and any other reasonably necessary or desirable actions requested by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement in accordance with the terms of this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including the Related

Contracts, and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents no more than once in any period of twelve (12) consecutive months (or on an unlimited basis during an Event of Default); provided that in no event shall the Company or any of its Subsidiaries be required to provide any such information which (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Collateral Agent or any Holder (or their respective representatives or contractors) is prohibited by Applicable Law or contractual confidentiality obligation owed to a third party (solely to the extent such contractual confidentiality obligation was not entered into in contemplation here or as a means of circumventing the requirements of the Transaction Documents) or (iii) in the reasonable determination of the Company, is subject to attorney client or similar privilege or constitutes attorney work-product.

(b) Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) from time to time, in Collateral Agent’s name or in the name of a nominee of Collateral Agent, verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise (provided any visits shall be done during normal business hours and at times to be mutually agreed). Except as otherwise provided in this subsection (b), each Grantor, at its own expense and in the ordinary course of business undertaken in a commercially reasonable manner and consistent with applicable law, will continue to collect, adjust, settle, compromise the amount or payment of, all amounts due or to become due such Grantor under the Receivables. In connection with such collections, adjustments, settlements, compromises and other exercises of rights, such Grantor may take such action as such Grantor may deem necessary or advisable; provided that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables, including those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables of such Grantor shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be applied in accordance with Section 20(b) or to prepay the Notes, and (ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any Obligor thereof or allow any credit or discount thereon other than credits or discounts given in the ordinary course of business.

(c) No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Collateral Agent on behalf of the Secured Parties as the secured party, and (ii) in respect to other Liens permitted by the Indenture. Each Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement naming the Collateral Agent as secured party without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under the UCC.

Section 13. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Transaction Documents.

(ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Transaction Documents; provided that any and all dividends, interest and other distributions paid or payable in the form of instruments in respect of, or in exchange for, any Security Collateral, shall be promptly delivered to the Collateral Agent to hold as Security Collateral (to the extent it is not Excluded Property) and shall, if received by such Grantor, be received in trust for the benefit of the Secured Parties, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request in writing for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 13(a)(i) shall, upon notice (which may be concurrent notice) to such Grantor by the Collateral Agent, cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 13(a)(ii) shall automatically cease, and, in each case, the Collateral Agent (personally or through an agent) shall thereupon be solely authorized and empowered (but not obligated) to (1) transfer and register in the Collateral Agent’s name, or in the name of the Collateral Agent’s nominee, the whole or any part of the Security Collateral, it being acknowledged by each Grantor (in its capacity as a Grantor and, if such Grantor is an issuer, in its capacity as an issuer) that such transfer and registration may be effected by the Collateral Agent by the delivery of a registration page to the applicable issuer, reflecting the Collateral Agent or its designee as the holder of such Security Collateral, or otherwise by the Collateral Agent through its irrevocable appointment as attorney-in-fact pursuant to the terms hereof, (2) exchange certificates or instruments evidencing or representing Security Collateral for certificates or instruments of smaller or larger denominations, (3) exercise the voting and all other rights in respect of the Security Collateral as a holder with respect thereto with or without actually becoming the holder thereof (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of such Grantor as a member, shareholder, or other owner of any Issuer) with full power of substitution to do so, (4) collect and receive all dividends and other payments and distributions made thereon, (5) notify the parties obligated on any of the Security Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder, (6) endorse instruments in the name of such Grantor to allow collection of any of the Security Collateral, (7) enforce collection of any of the Security Collateral by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (8) consummate any sales of Security Collateral or exercise other rights as set forth herein, (9) otherwise act with respect to the Security Collateral as though the Collateral Agent was the outright owner thereof, and/or (10) exercise any other rights or remedies the Collateral Agent may have under the UCC or other applicable law.

(ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 13(b) shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

(iii) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments in favor of the Collateral Agent as the Collateral Agent may from time to time reasonably request and (B) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney and proxy set forth in Section 16.

Section 14. As to Letter-of-Credit Rights and Commercial Tort Claims. (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letters of credit.

(b) In the event that any Grantor hereafter acquires or has a commercial tort claim that has been filed with any court in excess of $2,000,000, it shall update Schedule XI to identify such new commercial tort claim and deliver it to the Collateral Agent in accordance with Section 6(c).

Section 15. Transfers and Other Liens. Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Indenture or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and Liens not prohibited under the terms of the Indenture.

Section 16. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, in the Collateral Agent’s discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral;

(d) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including actions to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of such Grantor to Collateral Agent, due and payable immediately without demand;

(e) (i) to generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and (ii) to do, at Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(f) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any person obligated to the Company or such other Grantor in respect of any Account of the Company or such other Grantor;

(g) in the case of any Pledged Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Collateral Agent may request to evidence, effect, publicize or record Collateral Agent’s security interest in such Pledged Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(h) assign any Pledge Intellectual Property owned by such Grantor or any IP Licenses of such Grantor throughout the world on such terms and conditions and in such manner as Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment; and

(i) to enter upon the premises of a Grantor or any location where any Collateral is located or kept (in the case of leased premises, only to the extent permitted by the contract, agreement or lease in respect of such premises), in each case without obtaining a final judgment or giving notice to such Grantor and without obligation to pay rent to such Grantor, to remove Collateral therefrom to the premises of the Collateral Agent or any representative of the Collateral Agent in order to effectively collect or liquidate the Collateral;

provided that the Collateral Agent shall have and may exercise rights under any of the foregoing clauses (a) through (g) or otherwise under the power of attorney granted under this Section 16 only upon the occurrence and during the continuance of any Event of Default and such power of attorney shall terminate upon the termination of this Agreement, or with respect to any Grantor, upon the release of such Grantor in accordance with the terms of the Indenture.

Section 17. Proxy.

(a) EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS COLLATERAL AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH GRANTOR WITH RESPECT TO THE PLEDGED STOCK WITH THE RIGHT TO, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TAKE ANY OF THE FOLLOWING ACTIONS: (I) TRANSFER AND REGISTER IN ITS NAME OR IN THE NAME OF ITS NOMINEE THE WHOLE OR ANY PART OF THE PLEDGED STOCK, (II) VOTE THE PLEDGED STOCK, WITH FULL POWER OF SUBSTITUTION TO DO SO, (III) RECEIVE AND COLLECT ANY DIVIDEND OR OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF OR IN EXCHANGE FOR THE SECURITY COLLATERAL OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO GRANTOR FOR SAME, (IV) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED STOCK WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED STOCK, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS, CALLING SPECIAL MEETINGS OF MEMBERS AND VOTING AT SUCH MEETINGS), AND (V) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH COLLATERAL AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL THE NOTE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE OTHER

TRANSACTION DOCUMENTS; IT BEING UNDERSTOOD THAT SUCH NOTE OBLIGATIONS WILL CONTINUE TO BE EFFECTIVE OR AUTOMATICALLY REINSTATED, AS THE CASE MAY BE, IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE NOTE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY THE COLLATERAL AGENT, OR ANY SECURED PARTY FOR ANY REASON, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE NOTE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY THE COLLATERAL AGENT IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL BE DEEMED TO BE INCLUDED AS A PART OF THE NOTE OBLIGATIONS). SUCH APPOINTMENT OF COLLATERAL AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN THE ORGANIZATIONAL DOCUMENTS OF ANY GRANTOR OR ANY ISSUER. In order to further affect the foregoing transfer of rights in favor of Collateral Agent, Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, to present to any Grantor or any issuer an irrevocable proxy and/or registration page.

(b) All prior proxies given by any Grantor with respect to any of the Security Collateral (other than to Collateral Agent), are hereby revoked, and no subsequent proxies (other than to Collateral Agent) will be given with respect to any of the Security Collateral, unless the Collateral Agent otherwise subsequently agrees in writing. The Collateral Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Security Collateral at any and all times after the occurrence and during the continuance of an Event of Default, including, but not limited to, at any meeting of shareholders, partners, or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, the Collateral Agent shall have no agency, fiduciary, or other implied duties to any Grantor, any Guarantor, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Grantor hereby waives and releases to the fullest extent permitted by applicable law any claims that it may otherwise have against the Collateral Agent with respect to any breach or alleged breach of any such agency, fiduciary, or other duty.

Section 18. Collateral Agent May Perform. Upon the occurrence and during the continuance of any Event of Default, if any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, upon notice to the Company of at least five Business Days in advance and if the Company fails to cure within such period, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 21.

Section 19. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

Section 20. Remedies. If any Event of Default shall have occurred and be continuing and such Event of Default has resulted in the acceleration of the Note Obligations in accordance with Section 6.02 of the Indenture, which acceleration has not been rescinded or otherwise terminated:

(a) The Collateral Agent may (but shall not be obligated to) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, make available all or part of the Collateral to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) subject to applicable law, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy, on a non-exclusive basis, any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation (in the case of leased premises, only to the extent permitted by the contract, agreement or lease in respect of such premises); and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including any and all rights of such Grantor to (A) demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral, and (C) exercise all other rights and remedies with respect to the Receivables and the other Collateral, including those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale, or of the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC to the extent permitted under applicable Requirements of Law and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten (10) days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the UCC.

(b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter shall be applied in whole or in part by the Collateral Agent for the benefit of the Secured Parties against, all or any part of the Note Obligations.

(c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

(d) In each case under this Agreement in which the Collateral Agent takes any action with respect to the Collateral, including proceeds, the Collateral Agent shall provide to the Company such records and information regarding the possession, control, sale and any receipt of amounts with respect to such Collateral as may be reasonably requested in writing by the Company as a basis for the preparation of the company’s financial statements in accordance with GAAP.

For the purpose of enabling Collateral Agent to exercise rights and remedies under this Section 20 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) after the occurrence and during the continuance of an Event of Default, each Grantor hereby grants to Collateral Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Pledged Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Security Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Collateral Agent shall be under no obligation to delay a sale of any Security Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

Each Grantor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Security Collateral pursuant to this Section 20 valid and binding and in compliance with all applicable requirements of law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Collateral Agent and other Secured Parties, that Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Security Collateral by Collateral Agent.

Section 21. Indemnity and Expenses. (a) Each Grantor agrees to indemnify each Secured Party and each of its Affiliates and their respective officers, agents, directors and employees (each, an “Indemnified Party”) for, and hold it harmless against, any loss, liability, claim, damage or express incurred without gross negligence or willful misconduct on the part of such Indemnified Party (as determined by the final order of a court of competent jurisdiction).

(b) Each Grantor will pay or reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions hereof (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

(c) The undertakings in this Section 21 shall survive termination of this Agreement, the payment of all Note Obligations and the resignation of the Collateral Agent.

Section 22. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent and, with respect to any amendment, the Company on behalf of the Grantors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(b) Each Subsidiary of the Company that is required to grant security to the Collateral Agent pursuant to the terms of the Indenture shall become a Grantor for all purposes of this Agreement upon the execution and delivery by such person of a security agreement supplement in substantially the form of Exhibit B hereto (each a “Security Agreement Supplement”). Such person shall be referred to as an “Additional Grantor” and each reference in this Agreement and the other Transaction Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, each reference in this Agreement and the other Transaction Documents to the “Collateral” shall also mean and be a reference to the Collateral granted by such Additional Grantor and each reference in this Agreement to a Schedule shall also mean and be a reference to the schedules attached to such Security Agreement Supplement.

(c) To the extent any Pledged Stock or Pledged Debt has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Exhibit C. Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 23. Confidentiality; Notices; References. (a) Each of the Collateral Agent and the Secured Parties agree to maintain the confidentiality of the Information (as defined below) except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors, and funding sources on a “need to know” basis (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and shall agree to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section 23, to any permitted assignee of, or any permitted prospective assignee of, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 23 or (ii) becomes available to the Collateral Agent or any Holder on a non-confidential basis from a source other than the Company (who in the reasonable belief of the Collateral Agent or any Holder is not known to be subject to an agreement regarding confidentiality of such Information. For the avoidance of doubt, the obligations of any Secured Party under this Section 23(a) shall not be abrogated by such Secured Party’s assignment of its Notes under the terms of the Notes. For the purposes of this Section 23, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Collateral Agent or any Holder on a non-confidential basis prior to disclosure by the Company.

(b) Any notice, request or other communication required or permitted hereunder shall be given in writing (which may be by PDF attachment sent via email) to each of the other parties thereto entitled at the following notice locations (or at such other notice location as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Acorda Therapeutics, Inc.

Attn: David Lawrence

420 Saw Mill River Road

Ardsley, New York 10502

Tel:

Email:

with a copy to (which shall not constitute notice):

Covington & Burling LLP

Attn: Eric Blanchard

620 Eighth Avenue

New York, New York 10018

Email:

If to Collateral Agent:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, DE 19890

Attention: Acorda Notes Administrator

Tel:

Fax:

Email:

with a copy to (which shall not constitute notice):

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attn: Marie C. Pollio

Tel:

Email:

Section 24. Continuing Security Interest; Assignments Under the Notes. This Agreement shall create a continuing security interest in the Collateral and shall (a) continue in effect (notwithstanding the fact that from time to time there may be no Note Obligations outstanding) until (i) the Notes have terminated pursuant to their express terms and (ii) all of the Note Obligations (other than any contingent indemnification obligations not then due and payable) have been paid in full and no commitments of the Collateral Agent or the Holders which would give rise to any Note Obligations are outstanding, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing clause (c), to the extent permitted in Section 2.05 of the Indenture, any Holder may assign or otherwise transfer all or any portion of its rights and obligations under the Notes to any permitted transferee, and such permitted transferee shall thereupon become vested with all the benefits in respect thereof granted to such Holders herein or otherwise.

Section 25. Release; Termination. (a) Upon any disposition of any item of Collateral of any Grantor as permitted by Section 4.11 of the Indenture and not otherwise prohibited under the Indenture, the security interests granted under this Agreement by such Grantor in such Collateral shall immediately terminate and automatically be released and upon receipt by the Collateral Agent of a written certification by the Company that such disposition or other event, as applicable, is not prohibited under the terms of the Indenture (which written certification the Collateral Agent shall be entitled to rely conclusively without further inquiry), Collateral Agent will at the Grantor’s request and expense deliver to such Grantor all notes and other instruments representing any Pledged Debt, Receivables or other Collateral so released, and Collateral Agent will, at such Grantor’s expense, promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

(b) At such time as the Note Obligations shall have been paid in full, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request in writing to evidence such termination. At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted under the terms of the Indenture.

Section 26. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of an original executed counterpart of this Agreement.

Section 27. Conflicts. In the event of any conflict or inconsistency between any of the provisions of this Agreement and any of the provisions of the Indenture, the provisions of the Indenture shall prevail and control.

Section 28. Governing Law. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 29. Jurisdiction; Waiver of Jury Trial. (a) Each Grantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Agreement may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

(b) Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH OF THE GRANTORS AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 30. Reinstatement. Each Grantor agrees that, if any payment made by the Company, any Guarantor or other Person and applied to the Note Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to the Company, such Guarantor, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guarantee under the Indenture shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 31. Concerning the Collateral Agent. Wilmington Trust, National Association is acting under this Agreement solely in its capacity as Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ACORDA THERAPEUTICS, INC.

By:	/s/ Ron Cohen
Name:	Ron Cohen, M.D.
Title:	President, Chief Executive Officer

CIVITAS THERAPEUTICS, INC.

By:	/s/ Ron Cohen
Name:	Ron Cohen, M.D.
Title:	Authorized Representative

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:	/s/ W. Thomas Morris, II
	Name:	W. Thomas Morris, II
	Title:	Vice President

ATTACHMENT 1

CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms used in the Indenture and not otherwise defined in this Agreement are used in this Agreement as define in the Indenture. Further, shall have the following meanings:

“Applicable Law” means, as to any person, all statutes, rules, regulations, orders or other requirements having the force of law and applicable to such person, and all court orders and injunctions, and/or similar rulings and applicable to such person, in each case of or by any Governmental Authority, or court, or tribunal which has jurisdiction over such person, or any property of such person.

“ARCUS Technology” means the Intellectual Property platform to formulate large porous particles used in the systemic and localized pulmonary delivery of therapeutics, initially developed by the laboratory of Robert S. Langer Sc.D., to which Acorda obtained global rights as part of the acquisition of Civitas Therapeutics in 2014 and as further developed thereafter and used in the manufacture or sale of Secured Products.

“Closing Date” means December 23, 2019.

“Excluded Accounts” means any and all of the (i) payroll, employee benefits, healthcare, escrow, fiduciary, defeasance, redemption, trust, tax and other similar accounts solely to the extent such accounts only hold cash to be used for such purposes, (ii) any “zero balance” account the entire balance of which is swept daily to a non-Excluded Account, (iii) other accounts prohibited by Applicable Law from being pledged to, or having a security interest therein granted to, a third party and (iv) other accounts of the Company or any Grantor with aggregate balances for all such accounts under this clause (iv) of less than $5,000.

“Excluded Chelsea Equipment” means (i) the Size 7 spray dryer and (ii) all Equipment related to the operation of the Size 7 spray dryer, collectively located in Building A northwest of corridor 6125 and on each floor directly above such area, Building D and Building E at 190 Everett Avenue, Chelsea, Massachusetts location.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, local or other, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Intellectual Property” means all intellectual property of the Company and its Subsidiaries, including:

(a) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto;

(b) all trademarks, service marks, uniform resource locators, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered, together, in each case, with the goodwill symbolized thereby;

(c) all copyrights, including copyrights in computer software, internet web sites and the content thereof, whether registered or unregistered; all confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works;

(d) except as set forth above, all registrations and applications for registration for any of the foregoing, including those registrations and applications for registration, together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

(e) all agreements, permits, consents, orders, IP Licenses and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary;

(f) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

(g) all IP Ancillary rights related thereto; and

(h) all trade secrets, know how, technical information, documentation, commercial information and other information having a business value that is not generally known to the public, including but not limited to source code, inventions, unfiled invention disclosures, improvements, customer information, data, databases (whether or not registered), designs, distribution information, drawings, flow sheets, formulas, know-how and proprietary methods, processes, techniques, formulae and technology.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Pledged Intellectual Property.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Company and any person whose accounts are consolidated with the accounts of the Company in accordance with GAAP, taken as a whole, (b) the rights and remedies of the Collateral Agent or any Holder under this Agreement or the Indenture or (c) the ability of the Company or any Grantor to perform its obligations under this Agreement or the Indenture.

“Pledged Intellectual Property” means (i) the Intellectual Property listed on Schedules V-VIII hereto and (ii) all other Intellectual Property owned or controlled by the Company and the Grantors related to the use, production, manufacture, commercialization or distribution of any Secured Product.

“Requirement of Law” means, as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its property or to which such person or any of its property is subject.

“Secured Parties” means any of the Trustee, the Collateral Agent and the Holders, as well as any other holder of Note Obligations.

“Secured Products” means Ampyra (dalfampridine), Fampyra (fampridine) and Inbrija (levodopa inhalation powder).

SCHEDULE VIII

UNREGISTERED INTELLECTUAL PROPERTY

All know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all other intellectual, industrial and intangible property of any type, including industrial designs and mask works, in each case necessary or useful to the commercialization of the Secured Products including, but not limited to, the ARCUS Technology and the New Drug Application (NDA) corresponding to each Secured Product.

1

SCHEDULE XII

POST-CLOSING MATTERS

1. No later than January 3, 2020 after the Closing Date, each Grantor shall deliver to the Administrative Agent a certificate representing the Capital Stock owed by such Grantor that constitutes Collateral (without transfer restrictions noted, other than customary securities law restrictions) together with instruments of transfer duly endorsed in blank.

2. No later than January 24, 2020 after the Closing Date, the Grantors shall deliver endorsements naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee with respect to all insurance required to be maintained pursuant to Section 11 of the Security Agreement.

1

EXHIBIT A

TO SECURITY AGREEMENT

FORM OF

[TRADEMARK / PATENT / COPYRIGHT] SECURITY AGREEMENT

This [TRADEMARK / PATENT / COPYRIGHT] SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Short Form IP Security Agreement”) dated [●], 20[ ], is made by the [NAME] [ENTITY TYPE AND JURISDICTION] and the [NAME] [ENTITY TYPE AND JURISDICTION] (the “Grantors”) in favor of Wilmington Trust, National Association, as Collateral Agent (the “Collateral Agent”) for the Secured Parties. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement referred to therein.

WHEREAS, Acorda Therapeutics, Inc. (the “Issuer”), the guarantors from time to time party thereto, and Wilmington Trust, National Association as Trustee and Collateral Agent (in such capacity, the “Collateral Agent”) have entered into that certain Indenture, dated December 23, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) pursuant to which the Issuer issued an aggregate principal amount of $[_______] of its senior secured convertible notes due 2024 (the “Notes”).

WHEREAS, in connection with the Indenture, each Grantor has entered into that certain Security Agreement dated December 23, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) as a condition precedent to the issuance of the Notes under the Indenture.

WHEREAS, under the terms of the Security Agreement, each Grantor has granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantor, and has agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the [U.S. Patent and Trademark Office] [United States Copyright Office].

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

SECTION 1. Grant of Security. Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in all of Grantor’s right, title and interest in and to the following, in each case to the extent not Excluded Property (the “Collateral”):

(a) [the United States registered patents and patent applications set forth in Schedule A hereto;]

(b) [the United States registered trademarks and trademarks for which United States applications are pending set forth in Schedule A hereto; and]

(c) [the United States registrations of copyrights set forth in Schedule A hereto.]

SECTION 2. Recordation. This Intellectual Property Security Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the [United States Patent and Trademark Office][United States Copyright Office]. The Grantor authorizes and requests that the [Register of Copyrights] [Commissioner for Patents][Commissioner for Trademarks] record this Intellectual Property Security Agreement.

SECTION 3. Execution in Counterparts. This Intellectual Property Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Grants, Rights and Remedies. This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Intellectual Property Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 6. Severability. In case any one or more of the provisions contained in this Intellectual Property Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Concerning the Collateral Agent. Wilmington Trust, National Association is acting under this Intellectual Property Security Agreement solely in its capacity as Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Grantor has caused this Intellectual Property Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ACORDA THERAPEUTICS, INC., as Grantor

By:
Name:
Title:

CIVITAS THERAPEUTICS, INC., as Grantor

By:
Name:
Title:

[Signature Page to [Trademark / Patent / Copyright] Security Agreement]

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:
Name:
Title:

[Signature Page to [Trademark / Patent / Copyright] Security Agreement]

SCHEDULE A

TO [COPYRIGHT][TRADEMARK][PATENT] SECURITY AGREEMENT

1. UNITED STATES REGISTERED [COPYRIGHTS] [TRADEMARKS] [PATENTS]

[Include Registration Number and Date]

2. UNITED STATES REGISTERED [TRADEMARK] [PATENT] APPLICATIONS

[Include Application Number and Date]

EXHIBIT B

TO SECURITY AGREEMENT

FORM OF SECURITY AGREEMENT SUPPLEMENT

SUPPLEMENT NO. [__] (this “Supplement”), dated as of [__________], to the Security Agreement, dated as of December 23, 2019 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (as defined therein) and WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as Collateral Agent for the Secured Parties.

A. Reference is made to the Indenture dated as of December 23, 2019 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Acorda Therapeutics, Inc., the guarantors from time to time party thereto, and Wilmington Trust, as Trustee and Collateral Agent (in such capacity, the “Collateral Agent”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture and the Security Agreement referred to therein.

C. The Grantors previously entered into the Security Agreement as a condition precedent to the issuance of the Notes under the Indenture. Section 22(b) of the Security Agreement provides that certain Persons may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the “Additional Grantor”) is executing this Supplement in accordance with the requirements of the Indenture to become a Grantor under the Security Agreement.

Accordingly, the Collateral Agent and the Additional Grantor agree as follows:

SECTION 1. In accordance with Section 22(b) of the Security Agreement, the Additional Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the Additional Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder, whether not existing or hereafter arising, and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the Additional Grantor, as security for the payment and performance in full of the Note Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the Additional Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the Additional Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The Additional Grantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the Additional Grantor, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The Additional Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is a true and correct list of the all Pledged Stock of such Additional Grantor and of any other Security Collateral of such Additional Grantor evidenced by a certificate or instrument with a fair market value in excess of $2,000,000 and all Pledged Debt of such Additional Grantor evidenced by a promissory note with a value in excess of $2,000,000, (b) set forth on Schedule II hereto is a true and correct list of each Receivable of such Additional Grantor evidenced by a promissory note or other instrument in excess of $3,000,000, (c) set forth on Schedule III hereto is a true and correct list of the Additional Grantor’s true and correct legal name, its jurisdiction of formation, the location of its chief executive office, its organizational identification number, its Federal employer identification number and any location where it keeps books and records, (d) set forth on Schedule V hereto is a true and correct list of all owned registered patents and patent applications of such Additional Guarantor relating to the Pledged Intellectual Property, (e) set forth on Schedule VI hereto is a true and correct list of the owned registered copyrights and copyright applications of such Additional Grantor relating to the Pledged Intellectual Property, (f) set forth on Schedule VII hereto is a true and correct list of the owned registered trademarks and trademark applications of such Additional Grantor relating to the Pledged Intellectual Property, (g) set forth on schedule VIII hereto is a true and correct list of all unrestricted Intellectual Property of such Additional Grantor relating to the Pledged Intellectual Property, (h) set forth on schedule IX hereto is a true and correct list of the material IP Licenses of such Additional Grantor and a description of any additional categories of IP Licenses entered into by such Additional Grantor in the ordinary course of business, (i) set forth on Schedule X hereto is any location where such Additional Grantor keeps Equipment and Inventory having a value in excess of $3,000,000 and (j) set forth on Schedule XI hereto is a true and correct list of each letter of credit and each commercial tort claim, in each case having a value in excess of $2,000,000.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Severability. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 23 of the Security Agreement.

SECTION 9. Concerning the Collateral Agent. Wilmington Trust, National Association is acting under this Supplement solely in its capacity as Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were set forth herein.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Additional Grantor and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR], as Additional Grantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:
Name:
Title:

EXHIBIT C

TO SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of __________ __, 20__, is delivered pursuant to Section 22(c) of the Security Agreement, dated as of December 23, 2019 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (as defined therein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent for the Secured Parties. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Stock and Pledged Debt listed on Annex 1 to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Note Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

Annex 1

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NO. OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT